Exhibit 10.1

SECOND Amendment to

AMENDED AND RESTATED Loan and security agreement

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 14th day of February, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), RESEARCH SOLUTIONS, INC., a Nevada corporation (“Research Solutions”), and REPRINTS DESK, INC., a Delaware corporation (“Reprints”; together with Research Solutions, individually and collectively, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 31, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.7 (Payment of Interest on the Credit Extensions). Section 2.7(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal the greater of (i) one percent (1.00%) above the Prime Rate, and (ii) five and one-half of one percent (5.50%), which interest shall be payable monthly in accordance with Section 2.7(e) below.

2.2 Section 2.8 (Fees). Section 2.8 of the Loan Agreement is hereby amended by adding clause (f) immediately after clause (e) therein as follows:

(f) Second Amendment Anniversary Fee. A fully earned, non-refundable anniversary fee of Twelve Thousand Five Hundred Dollars ($12,500) (the “Second Amendment Anniversary Fee”) is earned as of the Second Amendment Effective Date and is due and payable on the earlier to occur of (i) the one (1) year anniversary of the Second Amendment Effective Date, (ii) the termination of this Agreement, or (iii) the occurrence of an Event of Default (the earliest to occur of (i) through (iii), the “Second Amendment Anniversary Fee Payment Date”).

2.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) a (A) Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts including an account receivable ledger listing and client listing), (B) monthly accounts receivable agings, aged by invoice date, (C) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (D) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger:

(i) no later than Friday of each week when a Streamline Period is not in effect and at the time of each request for an Advance, and

(ii) within seven (7) days after the end of each month when a Streamline Period is in effect and at the time of each request for an Advance;

2.4 Section 6.6 (Access to Collateral; Books and Records). Section 6.6 of the Loan Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.5 Section 6.12 (Online Banking). Section 6.12(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b) Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

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2.6 Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 of the Loan Agreement is hereby amended by deleting the text in the first sentence leading up to clause (a) of such Section and replacing it with the following:

“Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall…”

2.7 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended by deleting the text in the first sentence leading up to clause (a) of such Section and replacing it with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers…”

2.8 Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) of such Section and replacing it with the following:

“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except where…”

2.9 Section 13 (Definitions).

(a) The following defined terms and their definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Administrator” is an individual that is named:

(a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b) as an Authorized Signer of Borrower in an approval by the Board.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

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“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Termination Fee, the Anniversary Fee, the Second Amendment Anniversary Fee, and other amounts Borrower owes to Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Revolving Line Maturity Date” is February 14, 2022.

(b) The following defined terms are hereby added to Section 13.1 of the Loan Agreement in alphabetical order:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Second Amendment Anniversary Fee” is defined in Section 2.8(f).

“Second Amendment Effective Date” is February 14th, 2020.

3. Compliance Certificate. The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Exhibit B attached hereto.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

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5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of that certain (i) Addendum to Intellectual Property Security Agreement by Research Solutions in favor of Bank, (ii) Addendum to Intellectual Property Security Agreement by Reprints in favor of Bank, both dated of even date herewith, and (c) payment of (i) a fully-earned and non-refundable amendment fee in the amount of Fifteen Thousand Dollars ($15,000), and (ii) Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Chris Lee
	Name:	Chris Lee
	Title:	Director

BORROWER

RESEARCH SOLUTIONS, INC.

By:	/s/ Alan Urban
	Name:	Alan Urban
	Title:	CFO

REPRINTS DESK, INC.

By:	/s/ Alan Urban
	Name:	Alan Urban
	Title:	CFO

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	RESEARCH SOLUTIONS, INC. and REPRINTS DESK, INC.

The undersigned authorized officer of RESEARCH SOLUTIONS, INC. (“Research Solutions”) and REPRINTS DESK, INC., (“Reprints”; together with Research Solutions, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Streamline Period not in effect: Weekly and with each Advance request; Streamline Period in effect: Monthly within 7 days and with each Advance request	Yes No
Borrowing Base Reports	Streamline Period not in effect: Weekly and with each Advance request; Streamline Period in effect: Monthly within 7 days and with each Advance request	Yes No
Board approved projections	FYE within 30 days and as amended/updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	1.15:1.0	_____:1.0	Yes No
Minimum Tangible Net Worth	$1,500,000*______	$_______	Yes No

* plus (f) fifty percent (50%) of quarterly Net Income (for the quarter ending December 31, 2017 and each fiscal quarter ending thereafter) and (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after October 1, 2017.

Streamline Period		Applies

AQR ≥ 1.30 to 1.0	Streamline Period in Effect	Yes No
AQR < 1.30 to 1.0	Streamline Period not in Effect	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RESEARCH SOLUTIONS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:
Date:

REPRINTS DESK, INC.

By:	Verified:
Name:		AUTHORIZED SIGNER
Title:
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:   ____________________

I.	Adjusted Quick Ratio (Section 6.9(a))

Required:	1.15:1.00

Actual:

A.	Aggregate value of the unrestricted and unencumbered cash and cash equivalents of Borrower and its Subsidiaries maintained with Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower less the current portion of Deferred Revenue and less the current portion of accrued lease liabilities	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Adjusted Quick Ratio (line C divided by line F)

Is line G equal to or greater than 1.15:1:00?

No, not in compliance	___ Yes, in compliance

II.	Tangible Net Worth (Section 6.9(b))

Required:	$1,500,000 plus each of the foregoing increasing by (i) fifty percent (50%) of quarterly Net Income (starting with the fiscal quarter ending December 31, 2017 and continuing with each fiscal quarter ending thereafter) plus (ii) fifty percent (50%) of issuances of equity and Subordinated Debt after October 1, 2017.

Total Required Amount:

1.	50% of quarterly Net Income (starting with the fiscal quarter ending December 31, 2017 and continuing with each fiscal quarter ending thereafter	$
2.	50% of issuances of equity and Subordinated Debt after October 1, 2017	$
3.	Total Required Amount ($1,500,000, plus Line 1 plus Line 2)	$

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$
B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$
D.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness	$
E.	Aggregate value of Indebtedness of Borrower subordinated to Borrower’s indebtedness to Bank	$
F.	Tangible Net Worth (line A minus line B minus line C minus line D plus line E)	$

Is line F equal to or greater than the applicable Total Required Amount in Line 3 above?

No, not in compliance	___ Yes, in compliance